                                                                    EXHIBIT 99.1



[ENSTAR LOGO]                                                      Press Release

Date: October 29, 2004                             Contact: Amy M. Dunaway
For Release: Immediately                           Telephone: (334) 834-5483

                        THE ENSTAR GROUP, INC. ANNOUNCES
                       ACQUISITION OF REINSURANCE COMPANY

Montgomery, Alabama - October 29, 2004 - The Enstar Group, Inc. ("Enstar") (Nasdaq:ESGR) today announced that its partially owned equity affiliate, Castlewood Holdings Limited ("Castlewood Holdings"), has reached a definitive agreement and has completed the acquisition of Turegum Insurance Company, a subsidiary of Zurich Insurance Company. The acquisition has been effected through Harper Holding, a newly formed company which is wholly owned by Castlewood Holdings.

         Castlewood Holdings, a Bermuda corporation, manages and acquires insurance and reinsurance companies, including companies in run-off, and provides management, consulting and other services to the insurance and reinsurance industry. Enstar owns a one-third economic interest in Castlewood Holdings and 50% of its voting stock.

                                     * * *

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2003, and are hereby incorporated herein by reference.

                                      ###